Exhibit 32

Section 1350 Certifications

In connection with this Amendment No. 1 to the Annual Report of United Financial Bancorp, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. §1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: April 23, 2014	/s/ Richard B. Collins
Richard B. Collins Chairman, President and Chief Executive Officer

Date: April 23, 2014	/s/ Mark A. Roberts
Mark A. Roberts Executive Vice President and Chief Financial Officer